UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   April 7, 1997

COMMISSION        REGISTRANT, STATE OF INCORPORATION,       I.R.S. EMPLOYER
FILE NUMBER         ADDRESS AND TELEPHONE NUMBER           IDENTIFICATION NO.



1-1443            CENTRAL AND SOUTH WEST CORPORATION          51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX  75202-1234
                  (214) 777-1000

0-346             CENTRAL POWER AND LIGHT COMPANY             74-0550600
                  (A Texas Corporation)
                  539 North Carancahua Street
                  Corpus Christi, TX  78401-2802
                  (512) 881-5300









This Combined Form 8-K is separately filed by Central and South West Corporation and Central Power and Light Company. Information contained herein relating to an individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.




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ITEM 5.  OTHER EVENTS


CENTRAL POWER AND LIGHT COMPANY (CPL) RECENT DEVELOPMENTS

RESULTS OF OPERATIONS
Net income for common stock decreased from $13.2 million for the first quarter of 1996 to a loss of $6.6 million during the first quarter of 1997. The major factor causing the decrease was the financial impact of the final order (Final Order) issued by the Public Utility Commission of Texas (Texas Commission) in CPL's current rate case. See RATE CASE FINAL ORDER below for further information regarding the Final Order. The preliminary estimated financial impact of the Final Order, which was recorded in March 1997, is an aggregate loss of $25.1 million including a retroactive loss of $20.3 million for CPL's 1996 operations and an additional $4.8 million loss for CPL's first quarter of 1997 operations. These decreases were partially offset by an increase in non-fuel electric operating revenues resulting from a 6.6% increase in retail kilowatt-hour electric sales. The absence in 1997 of the $4.1 million negative impact of a 1996 fuel settlement also offset a portion of the overall decrease.

RATE CASE FINAL ORDER
As previously reported, in November 1995, CPL filed with the Texas Commission a request to increase its retail base rates by $71 million, and in May 1996, CPL placed a $70 million base rate increase into effect under bond. The bonded rates are subject to refund based on the receipt of a final order of the Texas Commission. On March 31, 1997, the Texas Commission issued its Final Order in CPL's Rate Review Docket No. 14965. The Final Order lowers the annual retail base rates of CPL by approximately $27 million, or approximately 3.5% in 1997, from CPL's existing rate level prior to CPL's May 1996 implementation of bonded rates. The Texas Commission also introduced a "Glide Path" rate methodology whereby CPL's rates will be reduced by an additional $16 million in 1998 and another $16 million in 1999.

CPL has filed a motion for a rehearing of the Final Order requesting reconsideration by the Texas Commission of numerous issues in the rate case. CPL has also requested that the Texas Commission revise its Final Order on other technical issues. The Texas Commission has until May 15, 1997 to consider motions for rehearing unless it extends this statutory deadline by up to 45 days. Management of Central and South West Corporation (CSW) and CPL expect that the Texas Commission will grant motions for rehearing on some issues in order to make technical corrections in its Final Order. However, management believes that the Texas Commission is unlikely to revise its order on rehearing in a manner which would substantially mitigate the adverse financial impact of the Final Order on CSW and CPL. After the rehearing process has concluded, CPL will likely appeal the Final Order in State District Court. CSW and CPL are unable to predict how the final resolution of the issues raised in the Final Order will ultimately affect CSW and CPL's results of operations and financial condition. However, if the Final Order is ultimately upheld after the rehearing and appeals process, it would have a material adverse effect on the results of operations and financial condition of CSW and CPL.

STATE LEGISLATIVE ACTIVITIES
Utility restructuring and retail competition legislation has been introduced in Texas, and additional legislation may be proposed in the current session of the Texas Legislature, which, if enacted into law, could significantly affect the electric utility industry, including CSW and CPL, in Texas. CSW and CPL are unable to predict whether any restructuring and retail competition legislation will be enacted by the Texas Legislature, and if enacted, the ultimate form, timing and effects of such legislation.

The Texas House of Representatives has passed a bill that would significantly increase the amount of taxes paid by investor-owned utilities (IOU's) in Texas. The bill includes a reduction of property taxes, an increase in existing sales and gross receipts taxes and a new tax on coal. The bill would allow the IOU's to flow the impact of these proposed tax increases through to their customers.

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The Texas Senate is currently reviewing the bill. CSW and CPL are currently unable to predict whether this bill will be enacted, and if enacted, the ultimate form, timing and effects of such legislation.

CREDIT RATINGS
On April 28, 1997, Moody's Investors Service (Moody's) announced that it had downgraded CPL's first mortgage bond rating to A3 from A2, its senior unsecured debt rating to Baa1 from A3 and its preferred stock rating to baa1 from a3. Moody's has assigned a rating of baa1 to the cumulative quarterly income preferred securities which have been registered with the Securities and Exchange Commission and are to be issued by CPL's business trust, CPL Capital I, and a Baa2 subordinated debt rating to the underlying debentures to be issued by CPL.

Ratings of CPL's securities reflect only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of such rating may only be obtained from such rating agency. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency's judgment, circumstances so warrant.

TENDER OFFER/PROXY SOLICITATION
On April 28, 1997, CPL's parent holding company, CSW, successfully completed a tender offer for any and all shares of CPL's 4.20% and 4.00% Series of cumulative preferred stock, acquiring 57,524 preferred shares of CPL's 4.20% Series and 57,924 preferred shares of CPL's 4.00% Series (or approximately 66% of CPL's outstanding preferred stock subject to the offer). CPL has repurchased these preferred shares from CSW and intends to retire and cancel the shares. The total consideration expected to be paid by CPL for the repurchased preferred shares is approximately $7.7 million. Additionally, at a special meeting of stockholders held on April 7, 1997, CPL's preferred and common shareholders approved and adopted an amendment to CPL's Restated Articles of Incorporation to eliminate a provision limiting the amount of unsecured debt that CPL can issue.



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SIGNATURE
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature for each undersigned registrant shall be deemed to relate only to matters having reference to such registrant or subsidiaries.


                                  CENTRAL AND SOUTH WEST CORPORATION

Date:  May 2, 1997

                                  By:  /S/ LAWRENCE B. CONNORS
                                           Lawrence B. Connors
                                              Controller



                                  CENTRAL POWER AND LIGHT COMPANY

Date:  May 2, 1997

                                  By:  /S/ R. RUSSELL DAVIS
                                           R. Russell Davis
                                              Controller